Exhibit 99

Joint Filer Information

Each of the following joint filers has designated Chenghe Investment I Limited as the “Designated Filer” for purposes of the attached Form 3:

1.	Qi Li 38 Beach Road #29-11 South Beach Tower Singapore

2.	Chenghe Group Limited 38 Beach Road #29-11 South Beach Tower Singapore

Date of Event Requiring Statement: October 4, 2023

Issuer Name and Ticker or Trading Symbol: Chenghe Acquisition I Co. (f/k/a LatAmGrowth SPAC) [LATG]

Date: November 23, 2023

By:	/s/ Qi Li
Name:	Qi Li

Chenghe Group Limited

By:	/s/ Qi Li
Name:	Qi Li
Title:	Authorized Signatory